UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 10, 2009
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC
(Exact name of registrant as specified in charter)

Colorado	0-50472	84-1530098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1789 W. Littleton Blvd. Littleton, CO 80120
(Address of principal executive offices)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On August 31, 2009, Entek Energy Limited (“Entek”), the parent company to Entek GRB LLC, a company that New Frontier Energy, Inc. (the “Company”) recently entered into a Participation Agreement with, issued a press release disclosing certain information relating to the testing of the Focus Ranch Unit #12-1 well.  The Company is filing this Current Report on Form 8-K to disclose certain information that was referenced in the press release filed by Entek.

The Company became the operator of the Focus Ranch Unit on August 20, 2009.  In October 2008, the Company tested zones in the Focus Ranch Unit #12-1 well with the following results, which were verified by APEX Petroleum Engineering, Inc.:

–	The first zone tested was a gross interval from 7,702 - 8,247 feet. The zone tested 400 MCFD at a stabilized surface casing pressure of 1,300 psi.
–
The second zone was perforated from 7,233 – 7,242 and 7,488 – 7,494 feet and flow tested at a stabilized flow of 800 MCFD with a flowing tubing pressure of 300 psi. This zone would not flow until acidized with 1,500 gallons of 15% HCl.

–
The third zone was perforated from 6,940 – 6,950, 6,956 – 6,970, 6,996 – 7,010 and 7,025-7,035 feet and flow tested at a stabilized flow rate of 500 MCFD at a flowing tubing pressure of 120 psi. This zone did not flow until acidized with 2,000 gallons of 15% HCl.

These tests were performed under very strict time constraints with the flow tests limited to approximately 24 hours.

On August 20, 2009, the Company perforated an additional 30 feet in the third zone with StimGun TCP (tubing conveyed perforations) and shot a propellant across the original 58 feet of perforations in an effort to break up cement damage. After swabbing back the load water, the Focus Ranch Unit #12-1 well began to flow back on its own and was soon producing at a sustained rate of approximately 1.8 MMCFGPD and 14 bbls of condensate (approximately 49% gravity oil) per day.  After 7 days of testing, production from the Focus Ranch Unit #12-1 well averaged approximately 1.72 MMCFGPD and 45 bbls of condensate per day.

The testing of the Focus Ranch Unit #12-1 well concluded on August 28, 2009 and the well was secured until the Company’s gathering line could be constructed and connected to the well. More detailed and longer term testing is necessary to generate more definitive results about long term production rates and attributable reserves. Despite the inherent uncertainty of results from oil and gas exploration, as well as the inconclusive nature of the limited testing performed to date, the Company is optimistic about the potential production from the #12-1 well. The Company believes that the combination of the second and third zone may produce as much as 2.3 MMCFGPD and 150 bbls of condensate per day.

This Current Report on Form 8-K contains statements about the potential production from the Focus Ranch Unit #12-1 well.  These statements are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based upon current expectations and assumptions that are subject to risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from these statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, we do not intend to update any of the forward looking statements to conform these statements to actual results.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER ENERGY, INC.

Date: September 10, 2009	By:	/s/ Paul Laird
Paul Laird, President